Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Radius Health, Inc. 2016 Employee Stock Purchase Plan of our reports dated February 25, 2016, with respect to the financial statements of Radius Health, Inc. and the effectiveness of internal control over financial reporting of Radius Health, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
August 11, 2016